UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The compensation committee of the Board of Directors of Adaptive Biotechnologies Corporation (the “Company”) has approved a form of executive severance agreement (the “Severance Agreement”) for each of the Company’s executive officers (each, an “Executive”), to provide to each Executive severance benefits, and to replace severance agreements with certain Executives. The Company expects to enter into Severance Agreements with substantially all of the Executives, and the Company first entered into a Severance Agreement with a named executive officer on June 25, 2020.

The form of Severance Agreement provides that if an Executive’s employment is terminated by the Company without Cause (as defined in the Severance Agreement) or the Executive voluntarily resigns for Good Reason (as defined in the Severance Agreement), then, subject to the Executive’s continued compliance with the obligations set forth in the Executive’s nondisclosure and assignment agreement and the Executive’s signing and not revoking a separation agreement and release of claims, the Executive is entitled to: (1) any expense reimbursements, wages and other benefits due to Executive under any Company-provided plans, policies and arrangements (the “Accrued Benefits”); (2) a lump sum payment equal to a Monthly Factor (as defined below) multiplied by Executive’s base salary as in effect on the Executive’s termination date; and (3) reimbursement for the Executive’s COBRA continuation premiums (less required co-pay) for the number of months in the Executive’s Monthly Factor.

If an Executive’s employment is terminated by the Company without Cause or the Executive voluntarily resigns for Good Reason, in either case during the 15-month period beginning 3 months prior to and ending 12 months following a Change in Control (as defined in the Company’s 2019 Equity Incentive Plan (the “2019 Plan”)), then, subject to the Executive’s signing and not revoking a separation agreement and release of claims, the Executive is entitled to: (1) the Accrued Benefits; (2) a lump sum payment equal to a Change in Control Monthly Factor (as defined below) multiplied by Executive’s base salary as in effect on the Executive’s termination date; (3) a lump sum payment equal to the Change in Control Monthly Factor multiplied by Executive’s base salary as in effect on the Executive’s termination date multiplied by the Executive’s target bonus percentage in the year of termination; (4) reimbursement for the Executive’s COBRA continuation premiums (less required co-pay) for the number of months in the Executive’s Change in Control Monthly Factor; and (5) the immediate vesting of all solely time-based unvested equity awards previously granted to the Executive under the Company’s long-term equity incentive plans, including the Company’s 2009 Equity Incentive Plan and the 2019 Plan.

If an Executive’s employment with the Company terminates (1) voluntarily by Executive (other than for Good Reason), (2) for Cause by the Company, or (3) due to Executive’s death or disability, the Executive will not be entitled to receive any severance payments or benefits other than Accrued Benefits.

The Monthly Factor and Change in Control Monthly Factor means the number of months for each Executive’s respective level set forth below, divided by 12:

Executive Officer Level	Monthly Factor	Change in Control Monthly Factor
Chief Executive Officer	12 months	18 months
Executive Vice President(1)	6 months	12 months
Senior Vice President(2)	3 months	6 months

(1)

In addition to executive officers with “Executive Vice President” in their respective titles as set forth in the “Executive Officers” section of our most recent proxy statement, this designation includes our President, Chief Medical Officer, Chief Scientific Officer, Chief Financial Officer, Chief Business Development Officer and Chief People Officer.

(2)

This designation includes all executive officers with “Senior Vice President” in their respective titles as set forth in the “Executive Officers” section of our most recent proxy statement and our Chief Technical Officer, but excluding Mr. Jyoti Palaniappan, Senior Vice President of Diagnostics, immunoSEQ Dx, whose severance arrangement will remain as described in our most recent proxy statement.

The Severance Agreement, when executed by the individual Executive, will supersede any prior severance agreements with the Executive.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement.  A copy of the form of Severance Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: June 26, 2020	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer